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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Whitehall Jewellers, Inc. on Form S-8 (File No. 333-38958, 333-50159, 333-47601, and 333-14895) of our report dated March 6, 2001 on our audits of the financial statements and financial statement schedule of Whitehall Jewellers, Inc. as of January 31, 2001 and 2000, and for the years ended January 31, 2001, 2000, and 1999, which report is included in the Whitehall Jewellers, Inc. Annual Report on Form 10-K for the fiscal year ended January 31, 2001.


/s/ PricewaterhouseCoopers


Chicago, Illinois
April 30, 2001